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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  May 24, 2005
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item  8.01  Other Events

On May 24, 2005, Fitch Ratings (Fitch) downgraded the long-term and short-term ratings of General Motors Corporation (GM) and General Motors Acceptance Corporation (GMAC). The rating outlook remains negative for both companies. Their press release follows.


Fitch Downgrades GM & GMAC to 'BB+'; Outlook Remains Negative
24 May 2005 11:51 AM (EDT)

Fitch Ratings-Chicago-May 24, 2005: Fitch Ratings has downgraded the senior unsecured ratings of General Motors, GMAC and the majority of affiliated entities to 'BB+' from 'BBB-'. The Rating Outlook for GM remains Negative. (Please see the GMAC section below for separate rating actions associated with individual affiliates of GMAC, and the bottom of the press release for a full list of rating actions).

The action reflects the continuing decline in GM's North American sales of key mid-size and large SUV products, increasing product and price competition in the large pickup market, and the corresponding impact of these two segments on consolidated profitability. Fitch believes that declining volumes and profitability, coupled with lack of tangible progress in attacking manufacturing and legacy costs will result in negative cash flow through at least 2006.

In 2005, Fitch estimates that negative cash flow could be in the range of $6 billion, attributed primarily to operating losses, the payment to Fiat, and working capital drains. The current trough in GM's product cycle, the potential for further production cutbacks, supplier issues and required investments in critical new products all point to a difficult transition period through the remainder of 2005. Event risk, (which could include more fundamental restructuring actions or efforts to cut health care costs), remains high and could entail increased labor strife. GM's current revenue and cost issues have occurred despite healthy economic conditions and solid industry sales volumes, increasing concern about GM's performance in a potential economic downturn. Liquidity remains healthy through cash holdings at GM and GMAC, L/T VEBA holdings and monetizable assets at GMAC.

GM's sales of mid-size and large SUVs have declined well in excess of 20% YTD, demonstrating a clear trend away from GM's most significant source of segment profitability. GM is not positioned well in the growing crossover segment, and new product introductions in the car segment have been lower-impact in terms of their impact on consolidated operating results. Volumes and margin in these segments are not expected to offset the large decline in profitability previously achieved on GM's larger vehicles.

Recent operating results demonstrate the leverage to the mid-size and large SUV market, emphasizing the significant operating losses occurring over remaining portions of GM's product lineup. With transplant volumes showing recent 20%-plus volume gains, cost advantages and scale benefits at these manufacturers are producing an ever-widening margin advantage. GM's substantial capacity and overlapping brands will continue to challenge GM: i.e. the company's ability to produce aggressive styling and distinct product niches while simultaneously producing the substantial volumes necessary to absorb its fixed costs. Without substantial cost structure improvements, GM will be hard-pressed in the near term to cover its high and inflexible cost structure. Commodity costs, particularly in steel, are likely to remain elevated through 2006. Although spot prices may alleviate in the short-term, extended contract terms may push any meaningful pricing relief out until 2007.

Key new product introductions, namely the GMT-900 series of products, will be rolled out beginning in late 2005/early 2006. These products will replace the core products responsible for GM's initial rise to prominence in the SUV market. The success of these products will be critical to supporting consolidated operating cash flows through 2006 and into 2007, although the consumer shift away from this segment of the market will dilute the eventual impact of these products.

Liquidity remains healthy at GM, with approximately $19.8 billion in cash at GM at the end of the first quarter, another $18.5 billion at GMAC, and an additional $16.6 billion in L/T VEBA. GM also retains meaningful asset support at GMAC through non-automotive-related operations that could be monetized. Fitch expects that GM is likely to begin spending its VEBA funds, limiting the decline in S/T cash holdings at the GM level. However, restructuring actions or labor difficulties could accelerate the decline in liquidity. Over the last several years, GM has substantially increased its leverage, to $32.5 billion at yearend 2004 from $16.3 billion at yearend 2002, resulting from debt issuance associated with substantial pension fund contributions. Maturities remain extended, with an average maturity of approximately 19 years. Maturities in the 2005-2010 period are approximately $3.5 billion. GM retains access to $8.3 billion in committed credit lines ($6.5 billion in committed facilities and $1.8 billion in uncommitted facilities)

Legacy costs remain the primary competitive cost disadvantage, particularly in the area of health care. Projected health care costs of more than $5.5 billion in 2005, increasing at a rate of $400-600 million per year, are unsustainable over the long-term. Roughly two-thirds of this relates to retiree health care costs, and it remains unlikely that GM will be in a position to restore structural cost competitiveness or improve its credit profile without addressing this portion of its fixed cost structure. In Fitch's view, GM will be required to address this situation with the UAW prior to the contract re-opening in 2007, raising the potential for labor strife.

GM currently remains adequately funded in its US pension plans, although heavy levels of benefit outflows, continued low interest rates and marginal asset returns (as seen to date in 2005) could result in a relatively quick reversion to an underfunded position if these conditions persist. Of greater concern in this area is the potential for pension reform that is currently being discussed in Congress. If enacted as proposed, pension liabilities could be an increasing concern over the medium term.

Fitch is also concerned about the rapid deterioration of the automotive supplier base which has been adversely impacted by pricing pressures, high structural and legacy costs and high commodity prices. Further deterioration and financial stress could result in supply-chain disruptions, more costly contingency planning on the part of OEMs, or problematic investment in new model programs. It will become increasingly difficult to extract the incremental price concessions that have been the norm historically. There also exists the possibility that financial support, through changes in payment terms or capital expenditure funding, will occur to a greater degree.

Europe is expected to show continuing losses despite some recent share gains. Potentially lower economic growth could result in an extension of persistent operating losses at GM in that region.

GMAC:

Fitch has taken various actions on GMAC and related subsidiaries and reflects various initiatives underway within the GMAC family such as structural protections and potential partial divestitures. The long-term and short-term ratings of GMAC were lowered in conjunction with the downgrade of GM and reflect the strong linkages between the two entities. Fitch does not believe that GMAC meets criteria at this time to warrant a rating above its parent company. Fitch views GMAC's liquidity as adequate over the near-term to address maturing debt obligations, although the company will increasingly rely on secured funding sources such as securitization or whole loan sales to fund the automotive finance portfolio. As such, Fitch will focus on the quality and quantity of unencumbered assets relative to unsecured debt to assess whether increased secured financing may create meaningful structural subordination issues in the future.

The Rating Watch Evolving on GMAC Bank reflects its position within the newly created Residential Capital Corp. and GMAC's intention to ring-fence its residential mortgage business in order to achieve a higher rating. The Rating Watch will be resolved following the completion of this process.

The long-term, short-term, and support ratings of GMAC Commercial Mortgage Bank were lowered to 'BB+', 'B' and '3', respectively in conjunction with the downgrade of GM and GMAC. GMAC Commercial Mortgage Bank's ratings, including the 'B/C' individual rating have been placed on Rating Watch Evolving in order to assess GMAC's intent to divest a partial stake in this business. The Rating Watch will be resolved following any potential outside equity investment and its impact on GMAC Commercial Mortgage Holdings Corp. and GMAC Commercial Mortgage Bank. Rating Watch Evolving indicates that ratings may be raised, lowered, or affirmed at current levels.

Ratings lowered with a Negative Rating Outlook by Fitch include the following:

General Motors Corp.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

General Motors of Canada Ltd.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

General Motors Acceptance Corp.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

General Motors Acceptance Corp. of Canada Ltd.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

General Motors Acceptance Corporation, Australia
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

GMAC Australia (Finance) Ltd.
--Short-term to 'B' from 'F3'.

GMAC International Finance B.V.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

General Motors Acceptance Corp. (U.K.) Plc.
--Short-term to 'B' from 'F3'.

GMAC Bank GmbH
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

General Motors Acceptance Corp. (N.Z.) Ltd.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

Ratings lowered by Fitch and placed on Rating Watch Evolving include the following:

GMAC Commercial Mortgage Bank
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3';
--Support to '3' from '2'.

GMAC Commercial Mortgage Funding Plc.
--Senior debt to 'BB+' from 'BBB-'.

GMAC Commercial Mortgage Japan K.K.
--Senior debt to 'BB+' from 'BBB-';
--Short-term to 'B' from 'F3'.

Ratings placed on Rating Watch Evolving

GMAC Commercial Mortgage Bank Europe Plc.
--Short-term 'F3'.

GMAC Bank
--Senior debt 'BBB-';
--Short-term 'F3';
--Individual 'B/C'.

GMAC Commercial Mortgage Bank
--Individual 'B/C


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        May 24, 2005           /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        May 24, 2005           /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Vice President and Corporate Controller